Exhibit 10.1

FOURTH AMENDMENT AND EXCHANGE AGREEMENT

This Fourth Amendment and Exchange Agreement (the “Agreement”) is entered into as of the 21st day of November, 2017, by and between Helios and Matheson Analytics Inc., a Delaware corporation with offices located at Empire State Building, 350 5th Avenue, New York, New York 10118 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of August 15, 2017, by and between the Company and the Holder (as amended, the “August Securities Purchase Agreement”), the Company issued to the Holder, among other things, (i) senior secured convertible notes, convertible into shares of Common Stock (as defined in the August Securities Purchase Agreement), in accordance with the terms thereof (including any senior secured convertible note issued in exchange therefore, the “August Notes”, as converted, the “August Conversion Shares”) and (ii) certain warrants to purchase Common Stock (the “August Warrants”, as exercised, the “August Warrant Shares”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the August Securities Purchase Agreement.

B. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of November 13, 2017 (as amended, the “November Securities Purchase Agreement”), by and among the Company, the Holder and certain other investors (the “Other Buyers”, and together with the Holder, the “Buyers”), the Company issued to each Buyer, among other things, (i) a Series A Note (as defined in the November Securities Purchase Agreement) (collectively, the “November Series A Notes”) and (ii) a Series B Note (as defined in the November Securities Purchase Agreement) (collectively, the “November Series A Notes”, and together with the November Series A Notes, the “November Notes”).

C. The Company and the Holder desire to cause the Registration Statement (the “Resale Registration Statement”) registering the resale, in part, of the August Conversion Shares issuable upon conversion of the August Notes and the August Warrant Shares issuable upon exercise of the August Warrants (in each case, without regard to any limitation on conversion or exercise therein) to include (the “Registration Allocation”): (i) 1,560,391 August Warrant Shares and (i) 1,455,302 August Conversion Shares issuable upon exercise of $5,821,208 in aggregate principal amount of the August Notes.

D. The Company and the Holder further desire to exchange (collectively, the “Exchange”) August Warrants exercisable into 10,000 August Warrant Shares (such portion of the August Warrants, the “Exchanging Warrant”), for a new Warrant to Purchase Common Stock, in the form attached hereto as Exhibit A, initially exercisable into 10,000 shares of Common Stock (the “Exchange Warrant”, and as exercised, including any and all shares of Common Stock issued or issuable pursuant to the Exchange Warrant, the “Exchange Warrant Shares”, and together with the Exchange Warrant, the “Securities”).

E. The Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144(d)(iii)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

F. The Company further desires (i) to obtain the right to amend the MoviePass SPA (as defined in the November Securities Purchase Agreement), in order to issue to MoviePass upon the closing of the transactions contemplated by the MoviePass SPA, in lieu of shares of Common Stock, one or more promissory notes convertible into or exchangeable for up to an aggregate of 4,000,001 shares of Common Stock subject to obtaining approval of the Nasdaq Stock Market, pursuant to Listing Rule 5635, of the issuance of such shares of Common Stock, which shares shall be subject to the Lock-Up Agreement substantially in the form attached as Exhibit J-1 to the MoviePass SPA (collectively, the “Modified MP Transaction”) and (ii) to obtain a waiver such that neither the Modified MP Transaction nor any other transactions contemplated by the MoviePass SPA (as may be amended to effect the Modified MP Transaction) or the Investment Option Agreement, dated October 11, 2017, between the Company and MoviePass shall be deemed to be a Fundamental Transaction (as defined in the November Notes and the August Notes) or a transaction that would trigger a redemption of the August Warrant pursuant to Section 4(c)(i) of the August Warrant (collectively, the “MP Waiver”).

G. The Holder desires to waive any right that the holders of the November Notes may have to adjust the Conversion Price (as defined in the November Notes) pursuant to Section 7 of the November Notes as a result of the issuance of the Exchange Warrant or any of the Exchange Warrant Shares, which waiver shall be binding on all existing and future holders of the November Notes in accordance with Section 17 of the November Notes (the “November Notes Anti-Dilution Waiver”).

H. The Holder desires to waive any right that the holders of the August Warrants may have to adjust the Exercise Price and the number of Warrant Shares (each as defined in the August Warrants) pursuant to Section 2 of the August Warrants as a result of the issuance of the Exchange Warrant or any of the Exchange Warrant Shares, which waiver shall be binding on all existing and future holders of the August Warrants in accordance with Section 9 of the August Warrants (the “August Warrants Anti-Dilution Waiver”).

I. The Holder desires to waive the Holder’s right to substitute the Variable Price (as defined in the August Notes) of the Exchange Warrant for the Conversion Price (as defined in the August Notes) and to waive the Holder’s right to substitute the Variable Price (as defined in the August Warrants) of the Exchange Warrant for the Exercise Price (as defined in the August Warrants) (collectively, the “August Variable Price Securities Waiver”).

J. The Holder desires to waive any prohibition that may exist under any provision of the Transaction Documents (as defined in the August Securities Purchase Agreement) and the Transaction Documents (as defined in the November Securities Purchase Agreement) with respect to the issuance of the Exchange Warrant and any of the Exchange Warrant Shares and with respect to any cash payments that the Company may make pursuant to the Exchange Warrant (the “August and November Negative Covenants Waiver”).

K. The Holder desires to amend the definition of Permitted Indebtedness set forth in the August Notes and the November Notes to include the Exchange Warrant, to the extent the Exchange Warrant is deemed to constitute Indebtedness (as defined in the August Notes and the November Notes) (the “Permitted Indebtedness Amendment”).

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NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Waivers; Exchange. (a) The MP Waiver, the November Notes Anti-Dilution Waiver, the August Warrants Anti-Dilution Waiver, the August Variable Price Securities Waiver, the August and November Negative Covenants Waiver and the Permitted Indebtedness Amendment shall each be effective as of the date of this Agreement, (b) the Company shall use reasonable best efforts to cause the Resale Registration Statement to register for resale the Registration Allocation of August Conversion Shares and August Warrant Shares on or before December 31, 2017 (as provided in the Waiver executed by the Company and the Holder on November 16, 2017) and shall not modify such Registration Allocation in the Resale Registration Statement without the prior written consent of the Holder, and (c) pursuant to Section 4(a)(2) and Rule 144(d)(iii)(2) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Exchanging Warrant to the Company in exchange for which the Company agrees to issue the Exchange Warrant to the Holder (collectively, the “Transactions”). On the date hereof, in connection with the Exchange, the Company shall cause to be delivered to the Holder (or its designee) a certificate evidencing the Exchange Warrant at the address for delivery set forth on the Schedule of Buyers to the August Securities Purchase Agreement.

2. Ratifications; Amendments; Consents and Waivers.

(a) Ratifications. Except as otherwise expressly provided herein, the August Securities Purchase Agreement, the November Securities Purchase Agreement, each other Transaction Document (as defined in the August Securities Purchase Agreement) and each other Transaction Document (as defined in the November Securities Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the August Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the August Securities Purchase Agreement shall mean the August Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents (as defined in the August Securities Purchase Agreement), to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the August Securities Purchase Agreement as amended by this Agreement, (iii) all references in the November Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the November Securities Purchase Agreement shall mean the November Securities Purchase Agreement as amended by this Agreement, and (iv) all references in the other Transaction Documents (as defined in the November Securities Purchase Agreement), to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the November Securities Purchase Agreement as amended by this Agreement.

(b) Additional August Amendment. Effective as of the fifth (5th) Trading Day (with a partial day of trading on the Principal Market not considered a Trading Day solely for such purpose) after the effective date of the Resale Registration Statement in compliance with the Registration Allocation (or such other allocation of August Conversion Shares and August Warrant Shares as agreed to in writing with the Holder), (A) Section 4(j) (Additional Registration Statements) and Section 4(k) (Additional Issuances of Securities) of the August Securities Purchase Agreement hereby shall be amended and restated as “[Intentionally Omitted]”, automatically without any further action on the part of the Company or the Holder required, and (B) Clause (iii) of Section 13(n) (Restricted Issuances) of the August Notes shall be deleted, automatically without any further action on the part of the Company or the Holder required.

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(c) November Amendments. Effective as of the date hereof,

(i) Section 4(j) (Additional Registration Statements) and Section 4(k) (Additional Issuances of Securities) of the November Securities Purchase Agreement are hereby amended and restated as “[Intentionally Omitted]”.

(ii) Clause (iii) of Section 14(n) (Restricted Issuances) of the November Notes is hereby deleted.

(d) Modified MP Transaction Consent and Additional Waiver. Effective as of the date hereof, the Holder hereby consents to the Modified MP Transaction and hereby waives, solely with respect to the Modified MP Transaction, any provision of the Transaction Documents (as defined in the August Securities Purchase Agreement) or the Transaction Documents (as defined in the November Securities Purchase Agreement) that would otherwise prohibit the Modified MP Transaction.

3. Representations and Warranties. As of the date hereof:

3.1 Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons (as defined below) listed in the SEC Documents, the Company has no Subsidiaries. For purposes of this Agreement, “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, other than MoviePass, or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

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3.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Exchange Warrant and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transactions (including, without limitation, the issuance of the Exchange Warrant) in accordance with the terms hereof). The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Warrant and the reservation for issuance and issuance of Exchange Warrant Shares issuable upon exercise of the Exchange Warrant has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders, except as provided in Section 11 hereof. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.3 No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Warrant and the reservation for issuance and issuance of Exchange Warrant Shares issuable upon exercise of the Exchange Warrant) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

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3.4 No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the Securities and Exchange Commission (the “SEC”) of a Form D with the SEC, any other filings as may be required by any state securities agencies, and approval by the Principal Market of a listing of additional shares application in respect of the Exchange Warrant Shares as required by Section 7 hereof), any court, governmental agency or any regulatory or self-regulatory agency or any other Person, other than approval by the Company’s stockholders of the issuance of all of the Exchange Warrant Shares, in order for the Company to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

3.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) and Rule 144(d)(iii)(2) thereof.

3.6 Status of Notes; Issuance of Securities. The issuance of the Exchange Warrant has been duly authorized and upon issuance in accordance with the terms of the Exchange Documents and the August Warrant shall be validly issued, fully paid and non-assessable and free from all Liens. Upon issuance in accordance herewith or pursuant to the Exchange Warrant, as applicable, the Exchange Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. By virtue of Rule 4(a)(2) and Rule 144(d)(iii)(2) under the Securities Act, each of the Securities will have a Rule 144 holding period that will be deemed to have commenced as of August 16, 2017, the date of the original issuance of the August Note to the Holder.

3.7 Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Warrant to be issued hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

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3.8 SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, including without limitation, Current Reports on Form 8-K filed by the Company with the SEC whether required to be filed or not (but excluding Item 7.01 thereunder), and all exhibits and appendices included therein (other than Exhibits 99.1 to Form 8-K) and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

3.9 Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent financial statements contained in a Form 10-Q, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent financial statements contained in a Form 10-Q, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) except as disclosed in the SEC Documents, made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on the date hereof, will not be Insolvent.

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3.10 No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) would reasonably expected to have a material adverse effect on the Holder’s investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect.

3.11 Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or bylaws, respectively. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

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3.12 Transactions With Affiliates. Except as set forth in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, consultants, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the August Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

3.13 Equity Capitalization.

(a) Definitions:

(i) “Common Stock” means (x) the Company’s shares of common stock, $0.01 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(ii) “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.01 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

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(b) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) One Hundred Million (100,000,000) shares of Common Stock, of which, 12,360,119 are issued and outstanding as of the date hereof and 40,343,223 of which are reserved for issuance pursuant to the Equity Incentive Plan (as defined in the November Securities Purchase Agreement), the MoviePass SPA and the Company’s outstanding Convertible Securities (as defined in the November Securities Purchase Agreement) (not including the Exchange Warrant Shares), in each case exercisable or exchangeable for, or convertible into, shares of Common Stock, and (B) Two Million (2,000,000) shares of Preferred Stock, none of which are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. In addition to the foregoing, the board of directors of the Company (and, where applicable, the compensation committee thereof) have authorized the issuance of the following shares of Common Stock which have not been issued as of the date hereof: (I) beginning in 2018, 40,000 Form S-8 (“S-8”) registered shares per year to each independent director of the Company (120,000 shares in total), which shall be subject to an 18 month lockup agreement, a grant of 20,000 shares of Common Stock to each independent director for services rendered during the first two quarters of 2017 and a grant of 10,000 shares of Common Stock to each independent director for services rendered and to be rendered during the third and fourth quarters of 2017, all of which shall be subject to an 18 month lockup agreement, (II) 50,000 unregistered shares to the Company’s Chief Innovation Officer, which shall be subject to an 18 month lockup agreement, (III) 150,000 S-8 registered shares to an employee of Zone, which shall be subject to an 18 month lockup agreement, (IV) 686,333 unregistered shares to independent contractors of the Company for services rendered or to be rendered, 478,000 of which shall be subject to an 18 month lockup agreement and 50,000 of which shall be subject to a 24 month lockup agreement, (V) 250,000 shares of Common Stock authorized by the Board of Directors for issuance to various individuals, at the discretion of the Chief Executive Officer, which shall be subject to an 18 month lockup agreement, and (VI) upon completion of the transactions contemplated by the MoviePass SPA, 500,000 unregistered shares to each of Ted Farnsworth (Chief Executive Officer and Chairman of the board) and Muralikrishna Gadiyaram (a non-independent director and consultant of the Company), which shall be subject to an 18 month lockup agreement, 237,500 unregistered shares to Palladium Capital Advisors, LLC (“Palladium”) as a financial advisory fee in connection with the transactions contemplated by the MoviePass SPA, as amended, up to an additional 166,667 unregistered shares to Palladium in the event the Company exercises its right to purchase additional shares of MoviePass pursuant to that certain Investment Option Agreement, dated as of October 11, 2017, in accordance with the placement agent agreement between Palladium and the Company, and shares of Common Stock issuable upon the exercise of warrants that may be issued to Palladium as set forth in Schedule 3(g) of the November Securities Purchase Agreement.

(c) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.

(d) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(e) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

3.14 Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in the SEC Documents or Schedule 3(s) of the November Securities Purchase Agreement, has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, except as disclosed in the SEC Documents, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries, except as disclosed in the SEC Documents; (iv) after giving effect to this Agreement, is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, other than the Transaction Documents (as defined in the August Securities Purchase Agreement), the Transaction Documents (as defined in the November Securities Purchase Agreement), and when issued, the Exchange Note, the performance of which, in the judgment of the Company’s officers, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

3.15 Litigation There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors that would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, whether of a civil or criminal nature or otherwise, in their capacities as such, except as disclosed in the SEC Documents or in Schedule 3(t) of the November Securities Purchase Agreement. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

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3.16 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

4. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder represents, warrants and covenants with and to the Company as follows:

4.1 Reliance on Exemptions. The Holder understands that the Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

4.2 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.3 Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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4.4 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

4.5 Investment Risk; Sophistication. The Holder is acquiring the Exchange Warrant (and upon exercise of the Exchange Warrant, the Exchange Warrant Shares) hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Warrant (and upon exercise of the Exchange Warrant, the Exchange Warrant Shares), and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

4.6 Ownership of Remaining August Warrants. The Holder owns the August Warrants free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents (as defined in the August Securities Purchase Agreement) and applicable securities laws).

5. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

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6. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

7. Listing. The Company shall use reasonable best efforts to secure the listing or designation for quotation (as applicable) of all of the Exchange Warrant Shares upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all the Exchange Warrant Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

8. Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the lead investor), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $15,000.

9. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Warrant (and assuming a cashless exercise of the Exchange Warrant, the Exchange Warrant Shares) may be tacked onto the holding period of the August Warrants, and the Company agrees not to take a position contrary to this Section 9. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) from and after February 16, 2018: (i) upon issuance in accordance with the terms hereof and the August Warrant, and, upon exercise of the Exchange Warrant (assuming a cashless exercise thereof), the Exchange Warrant Shares, respectively, are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Warrant Shares (assuming a cashless exercise of the Exchange Warrant) becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of any Exchange Warrant Shares (assuming a cashless exercise of the Exchange Warrant) pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such Exchange Warrant Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Exchange Warrant Shares in accordance herewith.

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10. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

11. Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than February 5, 2018 (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Buyers and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP incurred in connection therewith, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the issuance of all of the Securities in accordance with Nasdaq Listing Rule 5635 (the “Stockholder Approval”, and the date the Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to March 31, 2018. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

12. Miscellaneous Provisions. Section 9 of the August Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

HUDSON BAY MASTER FUND LTD

By:	Hudson Bay Capital Management LP, its investment manager

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory